Ex. 23.1
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 333-118399 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement File No. 333-33684 on Form S-8 of Vectren Corporation of our report dated June 1, 2005 appearing in this Annual Report on Form 11-K of Vectren Corporation's Retirement Savings Plan for the years ended December 31, 2004 and 2003.


                                           /s/ McGladrey & Pullen LLP
                                           ---------------------------
                                           McGLADREY & PULLEN LLP




Champaign, Illinois
June 29, 2005